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                                                                  EXHIBIT 10.2.f


                              GRANITE CONSTRUCTION

                         PROFIT SHARING AND 401(k) PLAN


                  Amendment No. 6 to Amended and Restated Plan


     WHEREAS, Granite Construction, Incorporated ("Granite") maintains the Granite Construction Profit Sharing and 401(k) Plan (the "Plan") for the benefit of the eligible employees of Granite and its subsidiaries;

     WHEREAS, it is desirable to amend the Plan to provide for the transfer of certain "elective deferral accounts" from the Gibbons Company Profit Sharing and Retirement Plan (the "Gibbons Plan") into the Plan, effective as of April 1, 1998; and

     WHEREAS, in connection with the termination of the Gibbons Plan, effective as of March 31, 1998, it is desirable to amend the Plan to provide for the transfer of the remaining portion of affected participants' benefits from the Gibbons Plan into this Plan, in the event that such affected participants fail to consent to distributions from the Gibbons Plan;

     NOW, THEREFORE, the Plan is hereby amended by adding Appendix A thereto, effective as of April 1, 1998:

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                                   Appendix A
                          Frozen Gibbons Plan Accounts

     This Appendix A shall apply to "elective deferral accounts" transferred from the Gibbons Company Profit Sharing and Retirement Plan (the "Gibbons Plan") to the Plan on April 1, 1998, for the benefit of individuals who became Employees upon the Company's acquisition of the Gibbons Company and its affiliates ("Gibbons Employees"). This Appendix A shall also apply to the other accounts of Gibbons Employees that are transferred from the Gibbons Plan to the Plan because Gibbons Employees failed to consent to distributions of those accounts upon the termination of the Gibbons Plan. Except as specifically noted in this Appendix A, the Plan will be administered in accordance with the other provisions of the Plan.

     (a)  Transferred Accounts.

          (1) Frozen Elective Deferral Account. The balance in a Gibbons Employee's "elective deferral account" under the Gibbons Plan as of March 31, 1998, will be transferred to this Plan, effective as of April 1, 1998, and will be maintained as his Frozen Elective Deferral Account. The interest of each Gibbons Employee in his Frozen Elective Deferral Account shall be fully vested at all times.

          (2) Frozen General Account. A Frozen General Account shall be maintained for a Gibbons Employee in this Plan in the event that he fails to consent to a distribution of his "rollover account", "employer matching contribution account," "employer profit-sharing contribution account" and "Davis-Bacon account" under the


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Gibbons Plan after its termination and within the 30-day period after being informed that distributions are available. A Gibbons Employee's Frozen General Account shall be credited initially with his balance in the Gibbons Plan prior to the date of the transfer which is attributable to his "rollover account", "employer matching contribution account," "employer profit-sharing contribution account" and "Davis-Bacon account;" provided, however, that the after-tax voluntary contributions made by a Gibbons Employee to the Gibbons Plan prior January 1, 1987, and earnings thereon, shall be held in the Gibbons Employee's Frozen Voluntary Account. The interest of each Gibbons Employee in his Frozen General Account shall be fully vested at all times.

          (3) Frozen Voluntary Account. A Frozen Voluntary Account shall be maintained for a Gibbons Employee in this Plan in the event that he fails to consent to a distribution of his "voluntary account" from the Gibbons Plan after its termination and within the 30-day period after being informed that distributions are available. A Gibbons Employee's Frozen Voluntary Account shall be credited initially with the balance in his (i) "voluntary account" under the Gibbons Plan prior to the date of the transfer, and (ii) the subaccount of his "employer profit-sharing contribution account" that held the after-tax voluntary contributions that he made to the Gibbons Plan prior January 1, 1987, and earnings thereon. The interest of each Gibbons Employee in his Frozen Voluntary Account shall be fully vested at all times.

     (b) Distributions. All distributions from a Gibbons Employee's Frozen Elective Deferral Account, Frozen General Account and Frozen Voluntary Account (collectively referred to as "Frozen Accounts") shall be subject to the provisions of


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Section 12, except as otherwise provided in this Appendix A. For purposes of
Section 12(c), distribution to a Gibbons Employee from his Frozen Accounts shall commence no later than the date provided in the first sentence in Section 12, unless a Gibbons Employee elects to maintain his Frozen Accounts in the Plan until they are required to be distributed under the second and third sentences of Section 12(c). For this purpose, failure to submit a claim for a distribution shall be deemed such an election. A Gibbons Employee may elect to receive his Frozen Accounts in one or a combination of the following forms:

               (i)  A single lump sum cash payment.

               (ii) Substantially equal monthly, quarterly or annual cash installments over a period not exceeding the life expectancy of the Gibbons Employee and the Gibbons Employee's spouse. The minimum installment amount, regardless of the periodic method chosen, must be at least $100.00.


If a Gibbons Employee fails to elect to a form of payment, payment shall be made as a single lump sum cash payment.

     (c)  In-Service Withdrawals.

          (1) Frozen General Account and Frozen Voluntary Account. Each Gibbons Employee may request a withdrawal of all or a portion of his Frozen General Account and Frozen Voluntary Account at any time in accordance with such rules as may be prescribed by the Committee. A Gibbons Employee is entitled to make only one


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such withdrawal from such Frozen Accounts in any Plan Year. Such withdrawals shall be distributed in the manner described in Appendix A(b).

          (2) Frozen Elective Deferral Account. Each Gibbons Employee may request a withdrawal of all or a portion of his Frozen Elective Deferral Account at any time after he attains age 59 1/2 in accordance with such rules as may be prescribed by the Committee. A Gibbons Employee is entitled to make only one such withdrawal from his Frozen Elective Deferral Account in any Plan Year. Such withdrawals shall be distributed in the manner described in Appendix A(b).

     To record the adoption of this Amendment No. 6 to the amended and restated Plan, Granite has caused it to be executed this 30 day of March, 1998.

                                        GRANITE CONSTRUCTION
                                        INCORPORATED


                                        By:  /s/ David H. Watts
                                           ------------------------------------
                                           David H. Watts, President and CEO


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